GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This Global Securities Lending Agency Agreement, dated as of May 30th, 2014 (this “Agency Agreement”), is entered into by and between (i) CITIBANK, N.A., a national banking organization (the “Agent”) and (ii) HC Capital Trust (“Lender”) a statutory business trust organized under the laws of the State of Delaware, on behalf of each of Lender’s separate investment portfolios (“Covered Portfolios”) listed on Appendix I to this Agency Agreement. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Lending Agreements (as defined below).

WHEREAS, the Lender wishes to appoint the Agent, and the Agent is willing to accept such appointment, as Lender’s securities lending agent in connection with the loan of securities owned by one or more of upon the terms and conditions set forth in this Agency Agreement.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent and the Lender agree as follows:

1.	Appointment and Acceptance; the Agent’s Authorization.

a. The Lender hereby appoints the Agent, and the Agent hereby accepts its appointment, as the Lender’s securities lending agent with the duties and obligations set forth in this Agency Agreement. No covenants or obligations not set forth herein shall be implied as a result of this Agency Agreement.

b. The Lender hereby authorizes and directs the Agent to arrange and administer loans of securities (the “Loans”) maintained in accounts listed on Exhibit A or as agreed upon by the parties from time to time (such accounts, the “Designated Accounts” and the assets and securities contained therein, the “Securities”). Securities that are the subject of a Loan shall be referred to as “Loaned Securities”.

c. The Lender hereby authorizes and instructs the Agent to enter into Loans on behalf of the Lender with the entities identified in Schedule I hereto or as otherwise identified by the Lender in writing from time to time (each, a “Borrower”).

d. Prior to arranging a Loan with a Borrower, the Agent will, on behalf of the Lender, enter into lending agreements substantially in the form of the market standard agreements listed on Schedule VI hereto (such agreements shall be collectively or individually referred to as “Lending Agreements”). The Lender agrees to be bound by the terms and conditions of each Lending Agreement entered into by the Agent on its behalf.

2.	The Agent’s Services. In addition to the foregoing, the Lender hereby authorizes the Agent to perform the following functions:

a.	To negotiate rebates and/or lending fees with the Borrowers.

b.	To collect from Borrowers the cash, securities or other financial instruments that will serve as collateral for the Loans (“Collateral”). The Lender hereby authorizes and instructs the Agent to accept on behalf of the Lender as Collateral for Loans the types of financial instruments identified in Schedule II to this Agency Agreement.

c. To enter into and sign, as agent for the Lender, such documents and instruments, including but not limited to repurchase agreements, tri-party agreements, subscription agreements, asset management agreements or other relevant agreements as are required for the investment of Collateral. The Lender agrees to be bound to the terms of any such agreement.

d. To hold in custody, or enter into any required agreement with a third party custodian that will hold in custody, any and all Collateral delivered by the Borrowers in respect of Loans. Subject to the terms hereof, Collateral held by the Agent shall be segregated on the Agent’s books and records as being maintained solely for the benefit of the Lender. To the extent Citibank, N.A. does not act as custodian for the Designated Accounts, the parties agree to the additional custody terms outlined in Annex 1 to Exhibit A of this Agreement.

e. If requested by the Lender, to invest on the Lender’s behalf all cash Collateral delivered by Borrowers in respect of Loans. The Lender hereby authorizes and instructs the Agent to invest cash Collateral pursuant to the parameters outlined on Schedule III to this Agency Agreement. The Agent’s obligation with respect to the investments of cash Collateral shall be to make initial investments of cash Collateral within the parameters of Schedule III or as otherwise instructed by Lender in writing.

f. To perform daily the “mark-to-market” function described in the Lending Agreements as the Lender’s agent and to request and return Collateral as contemplated in the Lending Agreements. The Lender acknowledges that the Agent will calculate the value of Loaned Securities and Collateral by reference to information provided by recognized pricing services, and shall have no liability for any errors or omissions in such information provided by such sources.

g. To collect or arrange for the collection of any interest, dividends or other distributions or other payments of any kind on Loaned Securities (including but not limited to manufactured dividends, if any, and other distributions due to the Lender in respect of the Loan) and pay the same to the Lender.

h. To: (i) terminate or modify any Loan upon Lender’s default, (ii) terminate its responsibility and obligations as the Agent as to any loan, upon notice to the Lender at any time, and (iii) review and delete any Borrowers and/or investment counterparties at any time.

3.	Representations and Warranties.

a. The Agent hereby warrants that, throughout the term of this Agency Agreement, and for as long thereafter as a Loan is outstanding:

(i) Agent is authorized, under the terms of its organizational documents (including, without limitation, its certificate of incorporation, memorandum and articles of association and bylaws), the terms of any agreements with any third party, and the laws, rules and regulations that govern it, to enter into this Agency Agreement and to be bound thereby; to enter into the Loans in accordance with this Agency Agreement on behalf of Lender; and to invest cash received by Agent as agent on behalf of Lender as Collateral; and

(ii) the person executing this Agency Agreement on behalf of Agent has been, and persons acting on behalf of Agent under this Agency Agreement will have been, duly and properly authorized by Agent to so act on Agent’s behalf.

b. The Lender hereby warrants that, throughout the term of this Agency Agreement, and for so long thereafter as a Loan is outstanding:

(i) Lender is authorized, under the terms of its organizational documents (including, without limitation, its certificate of incorporation, memorandum and articles of association and bylaws, as applicable), the terms of any agreements with any third party, and the laws, rules and regulations that govern it, to enter into this Agency Agreement and be bound thereby; to enter into the Loans in accordance with this Agency Agreement; and to invest cash received as principal from Borrowers as Collateral; and

(ii) the person executing this Agency Agreement on behalf of Lender has been, and all persons acting on behalf of Lender under this Agency Agreement will have been, duly and properly authorized to so act on Lender’s behalf.

c. Lender represents and warrants that, throughout the term of this Agency Agreement, and as long thereafter as a Loan is outstanding: (i) the Securities in the Designated Accounts are, and shall be at the time Loans are made, free and clear of all liens and encumbrances except as may be set forth in a custody agreement with Citibank, N.A., and the Lender has full right, title and interest in and to and has not transferred, assigned or encumbered any interest or rights with respect to the Securities, this Agency Agreement, the Lending Agreements or transactions contemplated hereby or thereby and (ii) the Lender is not relying on the Agent to advise it on the suitability for the Lender of entering into securities lending transactions.

d. Both parties agree that the representations and warranties contained in this Section 3 shall be ongoing in nature, and shall continue throughout the term of this Agency Agreement. If, during the term of this Agency Agreement, either party has reason to believe that any representation or warranty made hereunder is or soon will not be true and correct, then that party is obliged to notify the other party thereof as soon as reasonably practicable.

4.	Indemnification.

a. Subject to the limitations contained in Section 5 of this Agency Agreement, the Agent agrees to indemnify and hold harmless the Lender from and against damages, losses, costs and fees incurred by the Lender that result from the Agent’s negligence or willful misconduct in performing its duties hereunder.

b. Except for Loans in which Citigroup Global Markets Inc. or Citigroup Global Markets Limited (each referred to in this Section 4 as “Bank Affiliate”) is the Borrower, if there occurs an event of default by the Borrower under a Lending Agreement, which event of default terminates a Loan and some or all of the Loaned Securities are not returned by the Borrower, then, subject to the terms of this Agency Agreement, the Agent shall liquidate the Collateral for its use in connection with this indemnification and either: (i) replace the unreturned Loaned Securities or purchase “Equivalent Securities” as that term is defined in the relevant Lending Agreement; or (ii) pay an amount that is equal to the value of the Loaned Securities at the time at which the Loaned Securities were due to have been returned by the Borrower, or, if at such time a value is not determinable, the latest prior time at which a value is determinable. Subject to the Lender’s obligations under this Agency Agreement, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Equivalent Securities shall be made at Agent’s expense. The parties acknowledge that, absent the further agreement of the parties, Loans will not be made to any Bank Affiliate.

c. The Lender agrees to indemnify and hold harmless the Agent from and against any and all damages, losses, costs and fees incurred by the Agent that result from: (i) any action taken or omitted to be taken by the Agent pursuant to the terms of this Agency Agreement, or the Lending Agreements; or (ii) as a consequence of carrying out any instructions of the Lender provided in accordance with Section 9 of this Agency Agreement, including, without limitation, instructions transmitted orally, by telephone, telex, facsimile transmission or any other means agreed to between the Lender and the Agent, except where the Agent is negligent or acts with willful misconduct in carrying out those instructions.

5.	Limitation Of Liability.

In addition to any other limits set forth herein:

a. Agent’s liability under Section 4.a of this Agency Agreement, whether to Lender or any creditor of Lender shall be limited to an amount equal to the market value of the securities that are the subject of the loan, investment or transaction to which the damage relates calculated at the time of the alleged act or omission giving rise to the indemnification.

b. Under no circumstances shall Agent be liable for (i) special, consequential or indirect damages, lost profits or loss of business; (ii) any liability incurred as a result of the actions or inactions of any depositories, any third party agents of Agent (including, without limitation, pricing agencies) or any third party custodian; or (iii) any loss arising out of any suspension of the Agent’s duties and obligations hereunder as a result of any law, regulation, decree, order or governmental act that prevents or limits the performance of such duties and obligations (including the suspension of trading), except insofar as that decree, order or governmental act is imposed as a sanction against agent due to an act or omission of the Agent in violation of applicable law. For the avoidance of doubt, the Lender agrees to indemnify the Agent and to defend and hold the Agent harmless from all Losses incurred by the Agent as a result of a third party custodian failing to comply with the instructions given to it under Section 9(c).

c. The Agent may refrain from beginning or defending any legal action or proceedings arising out of or in connection with any loan until it shall have received such indemnity and security as it may require for all costs, claims, expenses (including reasonable attorney’s fees) and liabilities which it will or may expend or incur in relation thereto.

6.	Lien/Set -Off. As security for any advances made on the Lender’s behalf by Agent, including but not limited to advances associated with Collateral held by Lender for rebates and reasonable fees and costs associated therewith, the Lender hereby grants to the Agent a right of set-off against any assets in any custody account that the Lender may have with the Agent; provided, however, that the foregoing right of set-off shall not apply to any assets held by Agent or any affiliate of Agent in connection with any transactions that are not appurtenant to the securities lending transactions hereunder. For purposes of this Agreement: “Affiliate” means, with respect to any natural person or incorporated or unincorporated entity (“Person”), any other Person that is controlled by, or controls, or is under common control with such Person; and (ii) “control” of a Person means (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that Person or (ii) the right to control the appointment of the board of directors, management or executive officers of that Person. Notwithstanding the foregoing, the U.S. Government shall not be deemed an Affiliate of Agent.

7.	Subrogation. If the Agent makes any transfer or payment as a result of a failure by a Borrower to return any Loaned Securities, the Lender agrees that the Agent is and will be subrogated to all the Lender’s rights with respect to such failure in and to the Lending Agreements and the Collateral under such Lending Agreements and the Lender hereby assigns to the Agent all such rights.

8.	Duties of the Lender; Fees.

a. Notwithstanding any other provision in this Agency Agreement to the contrary, the Lender acknowledges and agrees that the investment of cash received as Collateral is for the Lender’s account and risk. The Lender agrees that to the extent any investment losses reduce the amount of cash below the amount required by the Loan and/or mark to market process, the Lender will, on the Agent’s demand, pay to the Agent such amount (together with any applicable fees or charges) in cash, which the Agent will receive and use as, or reimburse for, Collateral. If the Lender fails to make any payment due to the Agent, the Lender will be liable to the Agent for the amount of any such payment, together with interest on such amount, from the date of the Agent’s demand referred to above until payment of such liability.

b. In consideration of the services provided hereunder. the Lender agrees to pay to the Agent an amount equal to a fixed percentage of (i) the investment income (net of rebates) on cash Collateral delivered to the Agent on the Lender’s behalf in respect of any Loans by the Borrowers, and (ii) fees paid in connection with transactions for which non-cash Collateral is provided by Borrowers. These amounts are set forth on Schedule IV of this Agency Agreement. The Lender authorizes and directs the Agent to withhold such fees on a monthly basis from the amounts payable to the Lender in respect of such investment and fee income or as otherwise agreed in writing.

c. To maintain the tax attributes of the Lender’s funds, the Lender may instruct the Agent in writing to limit Loan income for a given fund in a year to no more than a stated figure and, in such event the Agent will use reasonable commercial efforts to monitor such fund’s program earnings and to observe such limit. In addition, Agent will cease making Loans for a fund or funds when instructed by Lender. The funds to which this shall apply are:

The Commodity Related Securities Portfolio

The Emerging Markets Portfolio

The Growth Equity Portfolio

The Real Estate Securities Portfolio

The Small Capitalization Equity Portfolio

The Value Equity Portfolio

The International Equity Portfolio

9.	Instructions

a. The Agent is entitled to rely and act upon any and all instructions (including, consents and notices) (“Instructions”) that are received by the Agent, communciated through any manual or electronic medium or system as agreed to by the parties from any person identified by the Lender as a person authorized to act on behalf of Lender (“Authorized Person”) in connection with the transactions contemplated hereby until the Agent has received notice of any change in such Instructions from the Lender and has had a reasonable time to note and implement such change. For purposes of this Section 9, “Authorized Person” means any person who has been authorized by the Lender to act on its behalf in communicating with the Agent with respect to Loans maintained in the Designated Accounts and whose name and signature has been provided to the Agent in writing by a duly authorized officer of the Lender. For avoidance of doubt, the Agent is authorized to rely upon Instructions received by any means, provided that the Agent and the Lender have agreed upon the means of transmission. In particular:

(i)	Lender and Agent are not anticipating manual cash payment Instructions, in the event that such transactions are required Lender and Agent will put into place mutually agreed upon procedures.

(ii)	The Agent is not responsible for errors or omissions made by the Lender or resulting from fraud or the duplication of any Instruction by the Lender, and the Agent may act on any Instruction by reference to an account number only, even if no account name is provided.

(iii)	The Agent may act on an Instruction if it reasonably believes it contains sufficient information.

(iv)	The Agent may decide not to act on an Instruction where it reasonably doubts its contents, completeness, authorization, origination, compliance or where Instructions are given which conflict with each other but the Agent will promptly notify the Lender of its decision.

(v)	If the Agent acts on any Instruction sent electronically manually (including by facsimile or telephone), the Lender will be responsible for any loss the Agent may incur in connection with that Instruction. The Lender expressly acknowledges that the Lender is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)	Instructions are to be given in the English language.

(vii)	The Agent may refuse to execute Instructions if, in the Agent’s opinion, they are contrary to any applicable law, rule or other regulatory requirement, whether arising from any governmental authority, self-regulatory organization or that of a relevant stock exchange, clearing house, settlement system or market. Agent will provide Lender with prompt notice of Agent’s refusal to act on any Instruction and basis therefor.

(viii)	In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, notwithstanding the relevant Instruction to deliver any part of the Collateral against payment or to pay for any part of the Collateral against delivery, the Agent may make or accept payment for, or delivery of, any part of the Collateral at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market.

b. The Lender agrees to provide Instructions related to the termination or modification of the terms of a Loan or otherwise as to the recall of Loaned Securities: (i) by electronic mail or SWIFT message; (ii) to the department or desk of the Agent that is separately identified to the Lender; and (iii) in accordance with the deadlines and cutoff times set forth on Schedule V to this Agency Agreement. The Lender shall also cause all of its investment managers and/or advisers with access to the Designated Accounts to so advise the Agent as to any securities in the Designated Accounts it or they, as applicable, shall sell or have sold. The Lender understands that the Agent shall have no liability as a result of the failure of the Lender and/or its investment managers/advisers to give this notice in accordance with the terms of this Section 9.b and the Lending Agreements.

c. The Lender agrees to give irrevocable instructions to its custodian bank (“Lender’s Custodian”) substantially in the form of those set out in Annex 1 to Exhibit A: (i) to act in accordance with any instructions given from time to time by the Agent (acting through duly authorized individuals as notified to the Lender’s custodian in writing), including instructions relating to the settlement of transactions effected by the Agent on behalf of the Lender pursuant to any Lending Agreement and the transfer of Securities to or from the Designated Accounts at the direction of the Agent to enable the Agent to meet its obligations hereunder and the Lending Agreements; (ii) to provide, at such times and in such form as the Agent may require, regular update information regarding the status of any action by the Lender’s Custodian required by an instruction given by the Lender to Lender’s Custodian; and (iii) to provide the Agent with information about the Loaned Securities, provided that such irrevocable instructions may be revoked by the Lender upon the termination of this Agency Agreement.

10.	Lender Information. The Agent may rely on the information relating to the Lender, including but not limited to tax-related information, in connection herewith, particularly in agreeing and collecting any income due under a Lending Agreement. Request for such information by the Agent hereunder may be made from time to time during the term of this Agency Agreement. The Agent shall not incur any liability for any loss, damages or costs arising directly or indirectly from the inaccuracy of information provided by the Lender or a failure by the Lender to supply information requested hereunder.

11.	Advances. The Lender agrees to repay the Agent promptly for any advances of funds that the Agent may from time to time, in its sole discretion, make to or for the account of the Lender in connection with and to facilitate the transactions contemplated in this Agency Agreement and the Lending Agreements. In such event, the Lender shall be liable to the Agent for the amount of such advance or payment, together with interest on such amounts, at a rate per annum equal to the Agent’s internal pool fund rate, from the date of the Agent’s advance or the due date of such payment, as appropriate, until payment by the Lender of such liability. The Agent may withhold all such amounts from the amounts payable to the Lender hereunder.

12.	Disclosure/Confidentiality.

a. Subject to the terms of this Agency Agreement, the Agent and Lender will at all times respect and protect the confidentiality of this Agency Agreement and will not disclose to any other person any information acquired as a result of or pursuant to this Agency Agreement, unless required to do so by any applicable law, statute, regulation or by any court order or similar process enforceable in any relevant jurisdiction, or if required to do so by any fiscal or regulatory body or self-regulatory organization (whether of a governmental nature or otherwise) in any relevant jurisdiction. The Lender also specifically authorizes the Agent to disclose information to auditors, counsel, agents and Trust service providers.

b. The Lender also specifically authorizes the Agent to: (i) disclose such information to Borrowers regarding the Lender as those Borrowers may reasonably request or are required to obtain pursuant to applicable law, rule or regulation, or as Agent deems necessary in connection with the consummation or maintenance of any Loans; (ii) disclose to third parties information concerning the Securities in the Designated Accounts for the purpose of estimating the potential fees to be paid by Borrowers with respect thereto; (iii) disclose to its agents and Affiliates such information as required or necessary in connection with the consummation of Loans hereunder; and (iv) disclose information to the parties listed in Section 12(a) in the event of informal Securities and Exchange Commission inquiries which includes “sweep exams.”

c. The Lender agrees that no printed materials or other matter (in any language) that mention Citi, Citigroup Inc., Citibank, N.A., Citibank Europe plc, the rights, powers or duties of the Agent or the terms of this Agency Agreement shall be published or disclosed to any third party by the Lender or on the Lender’s behalf unless: (i) Citibank, N.A. shall first have given its specific written consent; or (ii) the Lender is legally required to do so pursuant to any applicable law, rule or regulation to which it is subject.

13.	Non-Public Information, Bank Business and Roles.

a. Notwithstanding anything else contained in this Agency Agreement and any other agreement between the Lender and Citibank, N.A. and its Affiliates (sometimes collectively referred to herein as, “Citi”):

(i)	the Lender acknowledges that Citibank, N.A. and its Affiliates perform a variety of services for a variety of entities, including banking and financial services for Borrowers, and advisor to issuers of the Loaned Securities and Collateral investments of the Lender;

(ii)	the Lender shall not hold Citibank, N.A. or its Affiliates liable for its or their failure to make use of, in its role as the Agent within the terms of this Agency Agreement, non-public information it obtains in the course of doing so, the use of which may be prohibited by the legal and regulatory environment and by internal Citi policies, whether or not the use of such information in a specific instance might constitute a breach of any such applicable laws, regulations or polices;

(iii)	the Lender acknowledges that in its role as custodian and processing agent, Citibank, N.A. and its Affiliates receive compensation from the Lender in addition to the fees received pursuant to this Agency Agreement, and

(iv)	the Agent has entered, and may enter, into agreements similar to this Agency Agreement with others and the Agent or its Affiliates may from time to time lend Securities to or through, or enter into similar transactions with, any Borrower or, where relevant, act as discretionary manager for other clients and therefore agrees that:

(A)	the selection of a lender for any particular lending opportunity among all persons having entered into such agreements with the Agent shall be at the Agent’s sole discretion; and

(B)	the Agent shall have no duty to inform the Lender of any lending or similar opportunity presented to the Agent or its Affiliates or to refrain from taking advantage of any such opportunity but may avail itself of any such opportunity as freely as if there were no relation of principal and agent between the Lender and the Agent.

b. The Lender acknowledges and agrees that the obligations and duties of Citibank, N.A. under this Agency Agreement shall be performed only by Citibank, N.A. and shall not be deemed obligations or duties of any other member of the Citi organization.

14.	Notices. Except as otherwise specifically provided herein, all notices and other communications shall be in writing in the English language and shall be made either by facsimile or by prepaid first class mail (except that notice of termination, if mailed, shall be sent by prepaid registered or certified mail) at the address listed in Schedule VII or at such other address as a party may advise the other parties hereto in writing from time to time.

15.	Termination.

a. Each party may terminate this Agency Agreement and the Agent’s authorization as securities lending agent for the Lender at any time upon giving not less than thirty (30) days prior written notice to the other. The parties hereby acknowledge and agree that, even after notice of termination of this Agency Agreement is given and effective, the Agent shall continue (unless specifically instructed to terminate or novate the Loans) to act as the Agent for the Lender as set forth herein with respect to any Loans outstanding at the time notice of termination is given until such Loans terminate.

b. Notwithstanding anything else contained herein, the following terms shall survive the termination of this Agency Agreement: 4, 5, 6, 7, 8, 11, and 12.

16.	Miscellaneous.

a. No Advice, No Duty to Monitor. The Lender acknowledges and agrees that the Agent does not owe to, nor is it obligated to perform on behalf of, the Lender any investment advisory duties or responsibilities, nor shall the Agent have any duty to monitor investments of cash received as Collateral after the time of initial investment.

b. No Third Party Beneficiaries. This Agency Agreement is between the parties hereto and is not intended to confer any benefits on third parties, including without limitation any Borrower, any counterparty in a transaction with the Lender, or any third party service provider for the Lender or the Agent.

c. Force Majeure. Neither party shall be responsible to the other for any loss caused by a natural, regulatory or societal event due to any cause beyond its reasonable control, such as a natural disaster, nationalization, currency restriction, act of war, act of terrorism, act of God, postal or other strike affecting the market infrastructure, unavailability of communications systems, sabotage or the failure, suspension or disruption of any relevant stock exchange, clearance system or market.

d. Amendments. This Agency Agreement shall not be amended except by a written agreement between the parties and any purported amendment made in contravention of this section shall be null and void and of no effect whatsoever.

e. Assignment. This Agency Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party to this Agency Agreement may assign, transfer or charge all or any rights, benefits or obligations hereunder without the consent of the other party. Any purported assignment, transfer or charge made in contravention of this section shall be null and void and of no effect whatsoever.

f. Entire Agreement. This Agency Agreement, and all current executed Schedules and Exhibits hereto shall constitute the entire agreement between the parties and, unless otherwise expressly agreed in writing, shall supersede all prior agreements and understandings, written or oral relating thereto, between the parties.

g. No Implied Waiver. The parties hereto agree that (i) the rights, powers, privileges and remedies stated in this Agency Agreement are cumulative and not exclusive of any rights, powers, privileges and remedies provided by law, unless specifically waived, and (ii) any failure or delay in exercising any right, power, privilege or remedy will not be deemed to constitute a waiver thereof and a single or partial exercise of any right, power, privilege or remedy will not preclude any subsequent or further exercise of that or any other right, power, privilege or remedy.

h. Further Assurances. The Lender agrees to provide such additional information and execute and deliver such further documentation as the Agent may reasonably request in connection with and in furtherance of the transactions authorized herein. In addition to additional documentation as noted in the preceding sentence, the parties agree to the additional terms outlined in Schedule VII in furtherance of the transactions authorized herein.

i. Partial Invalidity. In the event that any provision of this Agency Agreement, or the application thereof to any person or circumstances, shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remaining provisions of this Agency Agreement, and the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be unaffected thereby and such provisions shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

j. Governing Law and Jurisdiction; Compliance with Laws.

(i)	This Agency Agreement shall be governed by and construed in accordance with the internal laws (and not laws of conflicts) of the country, and if applicable, the state, in which the office of the Agent with which the Lender has its principal securities lending relationship, is located. As of the date of this Agency Agreement, the principal securities lending relationship is in the Agent’s New York City office. The parties agree that the courts of the such country and, if applicable, such state, shall have jurisdiction to hear and determine any suit, action and proceeding and settle any dispute which may arise out of or in connection with this Agency Agreement; and for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The specific office and jurisdiction are identified in Schedule VII, in addition to such additional terms or conditions as may be applicable.

(ii)	Each party hereto irrevocably waives (A) any right to a trial by jury, if applicable; (B) any objection it may have at any time to the laying of venue of any actions or proceedings brought in any court designated hereby, any claim that such actions or proceedings have been brought in an inconvenient forum and the right to object that any court designated hereby does not have jurisdiction over such party; and (C) to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or similar grounds from actions or proceedings by or in any court, and irrevocably agrees, to the fullest extent permitted by applicable law, that it will not claim such immunity in any such actions or proceedings.

(iii)	The Lender acknowledges and agrees that the Agent’s performance of this Agency Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts and the rules, operating procedures and practices of any relevant stock exchanges, clearance systems or market where or through Loans are to be carried out and to which the Agent may be subject and as exist in the country in which any Securities or Collateral are held.

k. Counterparts. This Agency Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Lending Agency Agreement to be executed as of the date set forth above.

CITIBANK, N.A., as Agent			HC Capital Trust, as Lender

By:	/s/ Barry Winter	By:	/s/ Robert Zion

	Name: Barry Winter		Name: Robert Zion
	Title: Managing Director		Title: President + CEO

Schedule I

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

SECURITIES LENDING BORROWERS

LENDER: HC Capital Trust, on behalf of the following Covered Portfolios:

US Borrower List

1.	Bank of Nova Scotia, New York Agency

2.	Barclays Capital Inc.

3.	BMO Capital Markets Corp. (f/k/a Harris Nesbitt Corp. BMO Nesbitt Burns Corp. Nesbitt Burns Securities Inc.)

4.	BNP Paribas Securities Corp.

5.	Cantor Fitzgerald & Co.

6.	Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC, Credit Suisse First Boston Corporation)

7.	Daiwa Capital Markets America Inc. (f/k/a Daiwa Securities America, Inc.)

8.	Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex Brown Inc.)

9.	Goldman, Sachs & Co.

10.	HSBC Securities (USA) Inc.

11.	J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities, Inc., Merged with Chase Securities Inc.)

12.	Jefferies LLC

13.	Merrill Lynch, Pierce, Fenner and Smith, Inc. (Part of Bank of America Corporation, merged with Banc of America Securities LLC)

14.	Mizuho Securities USA Inc. (f/k/a Fuji Securities, Inc.)

15.	Morgan Stanley & Co. LLC

16.	Nomura Securities International, Inc.

17.	RBC Capital Markets, LLC (f/k/a RBC Capital Markets Corporation, RBC Dominion Securities Corp.)

18.	RBS Securities Inc. (f/k/a Greenwich Capital Markets, Inc. and ABN AMRO Inc.)

19.	SG Americas Securities, LLC (MSLA assigned by SG Cowen Securities Corp).

20.	UBS Securities LLC

UK Borrower List

1.	ABN AMRO Bank N.V. (Combined entity of Fortis Bank (Nederland) N.V. and ABN AMRO Bank N.V.)

2.	Banc of America Securities Limited

3.	Bank of Nova Scotia, London Branch

4.	Banco Santander SA

5.	Barclays Bank Plc

6.	BNP Paribas, London Branch

7.	BNP Paribas, Paris Branch

8.	Commerzbank AG

9.	Credit Suisse Securities (Europe) Limited

10.	Deutsche Bank AG, Frankfurt

11.	Deutsche Bank AG, London

12.	Goldman Sachs International

13.	HSBC Bank Plc

14.	ING Bank NV

15.	J.P. Morgan Securities Limited

16.	Jefferies Intl. Limited

17.	Merrill Lynch International

18.	Morgan Stanley & Co. International Plc

19.	Natixis S.A.

20.	Nomura International Plc

21.	Royal Bank of Scotland Plc

22.	Société Générale

23.	UBS Limited

24.	Unicredit Bank AG

Canadian Borrower List

1.	BMO Nesbitt Burns Inc.

2.	CIBC World Markets Inc.

3.	HSBC Securities Canada Inc.

4.	Merrill Lynch Canada Inc.

5.	RBC Dominion Securities Inc.

6.	Scotia Capital Inc.

Australia Borrower List

1.	ABN Amro Securities Asia Ltd.

2.	ANZ Banking Group Limited

3.	Barclays Bank PLC, Sydney Branch

4.	BMO Capital Markets Corp. - Melbourne

5.	Commonwealth Bank of Australia Ltd.

6.	Credit Suisse Equities (Australia) Limited

7.	Deutsche Securities Australia Limited

8.	Deutsche Capital markets Australia Ltd.

9.	J.P. Morgan Securities Australia Limited

10.	JP Morgan Australia Limited

11.	Macquarie Bank Limited – Sydney Head Office

12.	Merrill Lynch Equities (Australia) Limited

13.	Morgan Stanley Australia Securities Limited

14.	National Australia Bank Limited

15.	RBC, Sydney Branch

16.	UBS Securities Australia Limited

17.	Westpac Banking Corp.

Update

Total          Borrowers

Version Custody/MASTER

HC Capital Trust, as Lender

By:	/s/ Robert Zion
Name: Robert Zion
Title: President + CEO

Date:	June 24, 2014

Schedule II

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

Collateralization Parameters

The Agent shall accept only the following types of Collateral in an amount equal to or greater than the designated maintenance requirement (for the specific type of Loan) for any Loans entered into pursuant to authority in the Securities Lending Agency Agreement:

A.	Collateral

(i)	Cash (US Dollars);

(ii)	[Securities issued or guaranteed by the full faith and credit of the United States Treasury (“U.S. Treasuries”)]

(iii)	Such other Collateral as the parties may agree upon in writing from time to time.

B.	Maintenance Requirements

(i)	Loans of US or OECD Government Securities: 100% plus accrued interest.

(ii)	Loans of US Corporate Debt Securities: 102% plus accrued interest.

(iii)	Loans of US Equity Securities: 102%.

(iv)	Loans of non-US Securities: 105%.

(v)	All other Securities: 102%.

CITIBANK, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Barry Winter	By:	/s/ Robert Zion

	Name: Barry Winter		Name: Robert Zion
	Title: Managing Director		Title: President + CEO

Dated as of: June 24, 2014

Schedule III

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

INVESTMENT GUIDELINES FOR

SECURITIES LENDING CASH COLLATERAL

LENDER: HC Capital Trust

The Agent is instructed to comply with these Investment Parameters at the time of the investment:

US Reinvestment Criteria and Permitted Investment

1.	Reverse Repurchase Agreements with counterparties rated at least BBB+ by one or more NRSROs, or be a “Primary Dealer” in Government Securities as per the NY Federal Reserve Bank or an affiliate of any such dealer or any counterparty approved by the lender included on the approved counterparty/borrower list.

Underlying collateral may be any security issued by or unconditionally guaranteed with respect to payment of principal and interest by the United States Government.:

Collateral must be held by Citibank or by a third party custodian under tri-party agreement.

Collateral must be marked to market daily and maintained at the following minimum margin levels.

• U.S. Treasuries	102%

By reason of daily margin maintenance, dollar limits and maturity limits of underlying collateral are waived for fixed income collateral.

INVESTMENT PARAMETERS:

1.	Overnight reverse repurchase investments are allowed without prior client approval. All term reverse repurchase investments require prior client approval.

2.	No investment with a maturity longer than 2 years from settlement date.

3.	Maximum weighted average maturity of investment portfolio 1 year.

4.	Maximum weighted average interest rate exposure of investment portfolio 180 days. (Term investments may be excluded from the calculation of average interest rate exposure to the extent that they are offset by a term loan of substantially the same (plus or minus two days) duration.

5.	Maximum of 25% of portfolio at time of purchase can be invested in instruments with maturities greater than 1 year.

Miscellaneous

The Lender recognizes and understands that the term of the investments made at its direction in accordance with the above guidelines may not match and may extend beyond the term of the loans of the relevant securities. The Lender acknowledges that there may be term investments which can usually be closed out prior to maturity but that there may be early termination charges. In the event that Citibank, N.A.’s appointment as securities lending agent is terminated, the Lender, at its option, may either (1) permit loans of securities, equal in market value to the original purchase price of the investment, to remain outstanding until the investment matures, or (2) purchase such investment into its own portfolio at the original purchase price plus the interest (or principal if originally purchased at a discount) that would have accrued, or (3) instruct the Agent to liquidate the investment promptly.

In connection with loans of securities and reverse repurchase transactions (if previously approved as investment vehicles for securities lending cash collateral) within the terms of the securities lending program, we authorize the use of the following entities as third party custodians of (a) collateral for securities lent under the securities lending program, and (b) securities purchased under repurchase transactions (if previously approved) and cash collateral remitted for such purchases: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A. as our agent to enter into the necessary agreements to effectuate the foregoing.

HC Capital Trust, as Lender

By:	/s/ Robert Zion
Name: Robert Zion
Title: President + CEO

Date:	June 24, 2014

Schedule IV

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

Fees And Revenue Percentage Payment By the Lender

Pursuant to section 8.b. of the Agency Agreement, the Lender agrees to pay to the Agent 20% of (i) the investment income (net of rebates) on cash Collateral delivered to the Agent on the Lender’s behalf in respect of any Loans by the Borrowers and (ii) fees paid by a Borrower with respect to a Loan for which non-cash Collateral is provided.

Other Fees:

Schedule V

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

CUTOFF TIMES FOR SALES NOTIFICATION

Daily deadlines for the Lender’s requests to terminate a loan under Section 9.b. of the Agency Agreement are as follows:

o	For Canadian Equities – Trade Date

o	For Canadian Fixed Income – Trade Date

o	For FRB Eligible Securities – Settlement Date by 9AM EST

o	For U.S. Equities and U.S. Corporate bonds via DTC – Trade Date

o	For International Equities – Trade Date – except in the jurisdictions listed below

Hong Kong, Singapore, South Korea – Trade Date by 12 noon Hong Kong time

Spain – Trade Date by 12 noon Spain time

*	Taiwan – Trade Date minus two days by 9AM Hong Kong Time

*	Note: Lender shall be required to agree to the additional documentation as provided by the agent prior to entering into loans in this market.

Schedule VI

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

MARKET STANDARD LENDING AGREEMENTS

APPLICABLE LENDING AGREEMENT*
Global Master Securities Lending Agreement (May 2000) and (January 2010) Master Securities Lending Agreement (1984) Master Securities Loan Agreement (2000 version)

*Note:	Agent shall provide Lender with a copy of the applicable Lending Agreement upon request.

Schedule VII

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

A.	Office of Agent in which relationship and transactions for Lender are managed:

Citibank, N.A. New York Branch

B.	Notices: If to Agent:	Citibank, N.A., Securities Finance
388 Greenwich Street 7th floor
New York NY 10013
Attn: Securities Lending Desk-Compliance Officer
Tel: 212-723-5272

	If to Lender:	HC Capital Trust
Five Tower Bridge
300 Barr Harbor Drive, Suite 500
West Conshohocken, PA 19428
Attn: Colette Bergman, Vice President & Treasurer
Tel: 610-828-7200

C.	Governing Law and Jurisdiction: New York law/Courts in State of New York

D.	Additional Terms:

I.	The Lender irrevocably appoints the person whose details are listed below as its agent for service of process. If for any reason that person ceases to be able to act as such, the Client must immediately appoint another person within the jurisdiction noted above to be its agent for service of process.

Name:
Address:

II.	The Lender hereby confirms the information provided on the Tax Matrix attached hereto as Annex 1 and instructs the Agent to utilize such information in processing Loans hereunder until further instructed by the Lender.

III.	Use of Agents

The Lender authorizes the Agent to enter into any agreement necessary to delegate its functions pursuant to this Agency Agreement to any of the following in connection with tri-party repurchase transactions and tri-party collateral services:

1.	The Bank of New York

2.	The JPMorgan Chase Bank

3.	Euroclear Bank

4.	Clearstream Bank Luxembourg

IV.	US Jurisdictional Requirements

a.	Lender represents and warrants that, throughout the term of this Agency Agreement, and as long thereafter as a Loan is outstanding: (i) the Lender is an “accredited investor” as that term is defined in Regulation D under the Securities Act of 1933, as amended; (ii) the Lender is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended; (iii) the Lender is a “qualified client” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended; and (iv) the Lender is a “qualified institutional buyer”, as that term is defined by Rule 144A promulgated under the Securities Act of 1933.

b.	As security for any liability of the Lender to the Agent, the Lender hereby pledges and assigns to, and grants to the Agent a continuing security interest in and a lien on, the Collateral and the proceeds thereof, but only in connection with transactions, and the Agent shall have, with respect thereto, all of the rights and remedies of a secured party under applicable law.

c.	Lender agrees to the additional procedures outlined in Annex 2 to this Schedule VII for Loans conducted in the indicated jurisdictions outside the United States.

UK Jurisdictional Requirements

FCA Requirements

a.	The Agent is regulated by the FCA and shall treat the Lender as a professional client (as defined in the FCA Rules).

b.	The Agent is an approved bank within the definition of the FCA Rules. Any money held or received by the Agent in connection with any Loan (including Cash Collateral) is held by the Agent as a banker and not as trustee and accordingly the Agent is not required to segregate such monies in accordance with the FCA Rules. Any cash held or received by the Agent in connection with any Loan is held by the Agent as a banker and not as trustee and as a result shall not be treated as client money within the meaning of the FCA Rules and the client money rules (as defined in the FCA Rules) shall not apply.

c.	The Lender understands that securities lending is conducted off-exchange. The Lender confirms that it does not require the Agent to supply it with contract notes or confirmations in respect of securities lending transactions undertaken by virtue of the agency arrangements established under this Agency Agreement.

d.	The Agent has in place procedures for addressing any complaints the Lender might have regarding the services provided by the Agent under this Agency Agreement and shall advise the Lender of these procedures should it wish to make a complaint.

UK MiFID Disclosure

For the purpose of the disclosure in paragraphs 1 thru 7 below, “Citi” and “we” shall mean Citibank, N.A., London Branch, and “you” and “your” shall mean the Lender.

Citi is required to draw your attention to the following information pursuant to Directive 2004/39/EC on Market in Financial Instruments (MiFID).

1.	Client Classification

Citi will treat you as a professional client under applicable regulatory client classification rules. As a professional client, you will receive limited protections under applicable regulatory rules. However, you are entitled to request to be treated as a retail client: as a retail client you would be entitled to additional protections under applicable regulations, including but not limited to greater information provided to you. However, if you seek classification as a retail client we may not be able to provide the same services to you. If you have any questions about or wish to discuss your classification please contact your Relationship Manager or email any queries you may have to us at gtsmifid.queries@citi.com.

2.	Conflicts and Inducements

Conflicts

Citi has arrangements in place to manage conflicts of interest (Conflicts Policy). If the arrangements are not sufficient to ensure, with reasonable confidence on Citi’s part, that risks of damage to you will be prevented, we will clearly disclose the general nature and/or the sources of the conflict of interest to you before undertaking the relevant business with or for you.

Inducements

We may share any fees and non-monetary benefits with any Citi entity or other third parties (including a person acting on their behalf) or receive fees and non-monetary benefits from them in respect of the services provided pursuant to this Agreement. Details of the nature and amount of any such fees or non-monetary benefits (excluding exempt fees, which for these purposes mean custody costs, settlement and exchange fees, regulatory levies or legal fees) will be available on your written request.

3.	Best Results

When providing the service of portfolio management or reception and transmission of orders, unless, and to the extent that, we act on your specific instructions, Citi will comply with its best results policy when placing an order with, or transmitting an order to, another entity for execution.

The most recent version of Citi Global Transaction Services’ (“GTS”) best results policy is available under the ‘Regulations’ section of the GTS website.

http://www.citigroup.com/transactionservices/homepage/regions/weur/mifid.htm

If you would like to receive a paper-based copy of the most recent version of the policy please contact your Relationship Manager or email us at gtsmifid.queries@citi.com.

4.	Best Execution

When providing the service of portfolio management to clients who have requested cash reinvestment services in relation to their securities lending activities, in circumstances in which we execute the decision to deal ourselves and you consent to our best execution policy, unless, and to the extent that, we act on your specific instructions, Citi will comply with its best execution policy.

The most recent version of Citi’s best execution policy is available under the ‘Regulations’ section of the GTS website.

http://www.citigroup.com/transactionservices/homepage/regions/weur/mifid.htm

If you would like to receive a paper-based copy of the most recent version of the policy please contact your Relationship Manager or email us at gtsmifid.queries@citi.com.

5.

6.	Asset Protection

Where we act as your custodian, we have put in place a number of processes and procedures aimed at ensuring that assets held on your behalf will be protected. These processes include but are not limited to:

•	Maintaining clear and accurate internal records of the assets held on your behalf;

•	Having security procedures in relation to accepting instructions;

•	Regularly undertaking internal reconciliation of our records;

•	Satisfying our auditors that we have maintained systems adequate to protect your assets;

•	Hiring and training professional and competent staff; and

•	Using due care and skill in the selection of sub-custodians.

Citibank, N.A., London Branch is a member of the Financial Services Compensation Scheme in the United Kingdom. The Financial Services Compensation Scheme is only available to certain types of claimants and claims where such eligible claims are against members of the Financial Services Compensation Scheme. Details of the Financial Services Compensation Scheme and who is eligible to claim are available on request or at the Financial Services Compensation Scheme’s official website at www.fscs.org.uk.

7.	Product Risk Information

Citi may provide you with services in relation to all types of financial instruments. The following is a list of such instruments based on the list set out in Annex 1 of MiFID. For the avoidance of doubt, the product risk information contained in this paragraph 6 is only given insofar as the following financial instruments are relevant to this Agreement:

•	transferable securities

•	money market instruments

•	units in collective investment undertakings

•	options, futures, swaps, forward rate agreements and any other derivatives contracts relating to:

-	commodities, whether cash and/or physical settled and whether or not traded on a regulated market and/or multilateral trading facility

-	climatic variables, freight rates, commission allowances or inflation rates or other official economic statistics

•	derivative instruments for the transfer of credit risk

•	financial contracts for differences

•	other derivative contracts

In deciding to deal with Citi in such products generally, and in any particular case, you will have already assessed the risks involved in those products and in any related services and strategies which, in any particular case may (as relevant) include any of, or a combination of any of, the following:

•	credit risk

•	market risk

•	liquidity risk

•	interest rate risk

•	FX risk, business, operational and insolvency risk

•	the risks of OTC, as opposed to on-exchange, trading, in terms of issues like the clearing house “guarantee”, transparency of prices and ability to close out positions

•	contingent liability risk

•	regulatory and legal risk

In relation to any particular product or service there may be particular risks which are drawn to your attention in the relevant terms sheet, offering memorandum or prospectus.

You must not rely on the above as investment advice based on your personal circumstances, nor as a recommendation to enter into any of the services or invest in any of the products listed above. Where you are unclear as to the meaning of any of the above disclosures or warnings, we would strongly recommend that you seek independent legal or financial advice.

8.	Receiving orders in the context of custody services

Whenever Citi is given an order by you in relation to its acting as custodian of the Assets (as defined in this Agreement), Citi’s role is restricted to reception and transmission of the order, unless Citi acts as discretionary investment manager of Cash Collateral pursuant to Schedule 5 of this Agreement. Citi does not execute orders as part of custody services though Citi may pass the order to an Affiliate of Citibank N.A. for execution where appropriate.

Securities held in a clearance system may be subject to a lien or other security interests under the rules, terms and conditions of the relevant clearance system.

Citi may register financial instruments which are subject to the law or market practice of certain jurisdictions in the name of a third party or Citi itself.

Where our relationship is also subject to standard industry terms of business, those terms may be updated in due course. When this happens, the terms will be made available to you in an appropriate manner (which may include via a page on our website).

CITIBANK, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Barry Winter	By:	/s/ Robert Zion
Name:	Barry Winter		Name: Robert Zion
Title:	Managing Director		Title: President + CEO

Dated as of: June 24, 2014

Annex 1 to Schedule VII to

Securities Lending Agency Agreement

Summary of Minimum Manufactured Dividend Requirements (Tax Matrix)

Lender Name: HC Capital Trust

The following Matrix provides the minimum manufactured dividend requirements for the client (including any tax reclaim). The Matrix is based on the assumption that all relevant documentation is in place and where applicable the beneficial owner can benefit from the relevant double tax treaty (‘DTT’) in place.

Argentina	100%
Australia (Franked)	100%
Australia (Unfranked) (Note 1)	85%
Austria	85%
Belgium	85%
Brazil	100%
Canada	85%
China H Shares	90%
Czech Republic	85%
Denmark	85%
Finland	85%
France	85%
Germany	85%
Greece	75%
Hong Kong	100%
Hungary	100%
Ireland	100%
Israel	75%
Italy	85%
Korea (South)	84%
Japan	90%
Luxembourg	85%
Malaysia	100%
Mexico	100%
Netherlands	85%
New Zealand (Franked)	85%
New Zealand (Unfranked)	85%
Norway	75%
Philippines	75%
Poland	85%
Portugal	85%
Singapore	100%
South Africa	85%
Spain	85%
Sweden	85%
Switzerland	85%
Taiwan	80%
Thailand	90%
Turkey	85%
United Kingdom	100%
United States	100%

Annex 1 to Schedule VII to

Securities Lending Agency Agreement

Notes to the Matrix

(i) General assumptions: The following general assumptions are made in respect of the lender of the securities.

(1)	Lenders are portfolio investors in equities (which as a general rule, implies a holding of less than 10% of the issued share capital of the investment company);

(2)	The lender of securities is able to benefit from the relevant DTT (if available);

(3)	The lender of securities has all requisite documentation in place to benefit from both local domestic reductions/exemptions and from all DTT reductions/exemptions (if applicable).

(ii)	Country specific assumptions/notes

(1)	Argentina

It is assumed that dividends do not exceed ‘accumulated taxable income’ of the payer. If dividends exceed accumulated taxable income, the excess dividend is subject to withholding tax at the rate of 35%, thereby creating a minimum dividend requirement of 65%—100% (depending on the extent of the excess dividend).

(2)	Australia

No withholding tax applies to fully imputed (franked) dividends. Unfranked dividends attract withholding tax at the rate of 30% on the unfranked portion or as reduced under a DTT. Partially franked dividends can attract different rates of withholding tax depending on the portion of dividend franked.

(3)	Malaysia

There is no withholding tax on Malaysian dividends. Under the Malaysian imputation system, a tax credit attaches to all dividends paid. This tax credit, equal to 25/75 of the dividend paid, is available in full to Malaysian residents but not to non-residents.

(4)	Singapore

There is no withholding tax on Singapore dividends. Effective 1 January 2003, Singapore moved from an imputation system (“franking system”) to a “one-tier” system in which dividends are subject to a final tax at the corporate level and are exempt from further tax in the hands of resident and non-resident shareholders.

Annex 1 to Schedule VII to

Securities Lending Agency Agreement

(5)	United Kingdom

There is no withholding tax on United Kingdom dividends. A tax credit equal to 10% of the sum of the dividend plus the tax credit (or 1/9th of net dividend) applies to all dividends paid. There is no refund of the tax credit available. The above assumes that the securities lender does not control directly or indirectly, at least 10% of the voting power in the company paying the dividends.

Agreed by Client:	/s/ Robert Zion
HC Capital Trust, as Lender
Name: Robert Zion, President + CEO

Date:	June 24, 2014

Important – Disclaimer

The Securities Finance Matrix (the Matrix) and the associated notes have been compiled by the Citigroup Corporate Tax Department. The Matrix and notes are provided as a guide to the minimum manufactured dividend/interest coupon requirements (as the case may be) for a holder of securities wishing to lend securities to another person (the counter-party). In every case we stress the need for clients to obtain specific tax advice. The information contained herein should under no circumstances be relied upon and readers should not make investment decisions based on the information provided herein. Whilst every effort has been made to independently verify each rate in the Matrix and each statement made in the notes, Citigroup or any of its subsidiaries or affiliates accept no responsibility of the accuracy or completeness of the information contained herein. The Matrix and notes were assembled as at 05 May 2011 and, unless otherwise indicated, are based on information available at that time.

IRS Circular 230 Disclosure: Citigroup, Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This email and any attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Annex 2 to Schedule VII to

Securities Lending Agency Agreement

Additional Terms and Procedures

for Loans in Certain Jurisdictions Outside the United States

General Procedures

The Lender and the Agent hereby agree to the additional procedures outlined below for Loans conducted in the indicated below.

Market	Additional Market Lending Procedures

Hong Kong	Lender agrees to provide sale notification to the trading desk on Trade date by 12 noon Hong Kong time

Mexico	Lender agrees to provide trading desk sale notification on Trade date by 12 noon New York time

Singapore	Lender agrees to always provide trading desk sale notification on Trade date by 12 noon Hong Kong time

South Korea	Lender agrees to provide trading desk sale notification on Trade date by 12 noon Hong Kong time

Spain	Lender agrees to always provide trading desk sale notification on Trade date by 12 noon Spain time.

Taiwan

Lender agrees to provide trading desk sale notification on Trade date minus two, by 9am Hong Kong time.

Note: Lender shall be required to agree to the additional documentation as provided by the agent prior to entering into loans in this market.

Thailand	Lender agrees to provide trading desk sale notification on Trade date by 12 noon Hong Kong time

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED HC CAPITAL TRUST ACCOUNTS*

1.	No more than 5% of aggregate HCT fund assets should be lent at any time.

2.	No more than 10% of the assets of any one of the Designated Accounts should be lent at any time.

3.	Only securities with spread of 100 bps or more should be lent.

*	See List Of Designated Accounts below:

State Street Fund or Portfolio #	Fund or Portfolio Type (i.e., lending, collateral)	Security Type Loaned	Investment Manager / Lender Money Manager Name
11VD	lending	international equity, domestic equity, US corporates	Institutional Capital, LLC
15VN	lending	international equity, domestic equity, US corporates	Ariel
15VP	lending	international equity, domestic equity, US corporates	Ariel
12VE	lending	international equity, domestic equity, US corporates	AllianceBernstein L.P.
14VG	lending	international equity, domestic equity, US corporates	Cadence Capital Management
11V8	lending	international equity, domestic equity, US corporates	Institutional Capital, LLC
12VF	lending	international equity, domestic equity, US corporates	AllianceBernstein L.P.
14Vi	lending	international equity, domestic equity, US corporates	Cadence Capital Management
11VA	lending	international equity, domestic equity, US corporates	Jennison Associates LLC
11V5	lending	international equity, domestic equity, US corporates	Sustainable Growth Advisers
12VS	lending	international equity, domestic equity, US corporates	Mellon Capital Management
12V1	lending	international equity, domestic equity, US corporates	Jennison Associates LLC
12V3	lending	international equity, domestic equity, US corporates	Sustainable Growth Advisers
12Vi	lending	international equity, domestic equity, US corporates	PIMCO
12VU	lending	international equity, domestic equity, US corporates	Mellon Capital Management
11VG	lending	international equity, domestic equity, US corporates	Frontier Capital Management Company, LLC
11VE	lending	international equity, domestic equity, US corporates	Mellon Capital Management
11V2	lending	international equity, domestic equity, US corporates	IronBridge Capital Management LP
14V1	lending	international equity, domestic equity, US corporates	Pzena Investment Management, LLC
14VU	lending	international equity, domestic equity, US corporates	Mellon Capital Management
12v6	lending	international equity, domestic equity, US corporates	Frontier Capital Management Company, LLC
12V8	lending	international equity, domestic equity, US corporates	IronBridge Capital Management LP
14V3	lending	international equity, domestic equity, US corporates	Pzena Investment Management, LLC
14VM	lending	international equity, domestic equity, US corporates	Cupps Investment Management

14VW	lending	international equity, domestic equity, US corporates	Mellon Capital Management

12V0	lending	international equity, domestic equity, US corporates	Wellington Management Company, LLP

12VJ	lending	international equity, domestic equity, US corporates	Wellington Management Company, LLP

14VE	lending	international equity, domestic equity, US corporates	Wellington Management Company, LLP (Cash)

12VL	lending	international equity, domestic equity, US corporates	PIMCO

14VQ	lending	international equity, domestic equity, US corporates	Mellon Capital Management

12VQ	lending	international equity, domestic equity, US corporates	Wellington Management Company, LLP (CFC)

12VR	lending	international equity, domestic equity, US corporates	PIMCO (CFC)

11V6	lending	international equity, domestic equity, US corporates	Causeway Capital Management LLC

11VL	lending	international equity, domestic equity, US corporates	Artisan Partners Limited Partnership

11VM	lending	international equity, domestic equity, US corporates	Capital Guardian Trust Company

14V6	lending	international equity, domestic equity, US corporates	Cadence Capital Management

15VG	lending	international equity, domestic equity, US corporates	Mellon Capital Management

15Vi	lending	international equity, domestic equity, US corporates	Mellon Capital Management

12VD	lending	international equity, domestic equity, US corporates	Causeway Capital Management LLC

12VA	lending	international equity, domestic equity, US corporates	Artisan Partners Limited Partnership

12VB	lending	international equity, domestic equity, US corporates	Capital Guardian Trust Company

14V7	lending	international equity, domestic equity, US corporates	Cadence Capital Management

14VS	lending	international equity, domestic equity, US corporates	Lazard

15VH	lending	international equity, domestic equity, US corporates	Mellon Capital Management

15VJ	lending	international equity, domestic equity, US corporates	Mellon Capital Management

12V9	lending	international equity, domestic equity, US corporates	SSgA Funds Management, Inc.

14V4	lending	international equity, domestic equity, US corporates	Boston Company Asset Management, LLC

14V5	lending	international equity, domestic equity, US corporates	Mellon Capital Management

14VB	lending	international equity, domestic equity, US corporates	Seix Investment Management LLC

14VD	lending	international equity, domestic equity, US corporates	Mellon Capital Management Corp.

14VA	lending	international equity, domestic equity, US corporates	Mellon Capital Management Corp. (Effective 01/08/13 Old: Blackrock)

15VB	lending	international equity, domestic equity, US corporates	Fort Washington Investment Advisors, Inc.

14V0	lending	international equity, domestic equity, US corporates	Mellon Capital Management Corp. – Emerging Debt securities

12VX	lending	international equity, domestic equity, US corporates	Seix Investment Management LLC

12VW	lending	international equity, domestic equity, US corporates	Mellon Capital Management Corp.

12VY	lending	international equity, domestic equity, US corporates	Mellon Capital Management Corp. (Effective 01/08/13 Old: Blackrock)

11VH	lending	international equity, domestic equity, US corporates	Standish Mellon Asset Management Company LLC

14V9	lending	international equity, domestic equity, US corporates	Breckinridge Capital Advisors, Inc.

11V3	lending	international equity, domestic equity, US corporates	Breckinridge Capital Advisors, Inc.

To the extent the custodian listed above is not Citibank, N.A., the Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A.

CITIBANK, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Barry Winter	By:	/s/ Robert Zion
	Name: Barry Winter		Name: Robert Zion
	Title: Managing Director		Title: President

Dated as of: June 24, 2014

Exhibit A — Annex I

FORM OF LETTER TO BE SENT BY LENDER TO THE CUSTODIAN

Ladies and Gentlemen:

We have entered into a Global Securities Lending Agency Agreement (the “Agreement”) with Citibank, N.A. (“Citibank”). Under the Agreement Citibank, N.A. is authorized to enter into securities lending agreements with borrowers (the “Borrowers”) on our behalf and at our risk and to exercise all our rights, powers and discretion in relation to such loans and lending agreements. In accordance with the terms of the Agreement and the Custody Agreement dated • (the “Custody Agreement”) whereby we appointed you (the “Custodian”) to act as our custodian, we should be grateful if you would act in accordance with the following instructions.

Expressions used in this letter shall have the following meanings:

“Corporate Actions” means calls for redemption, grants or expirations of conversion or subscription rights, notices of payment of dividends or other distributions, mergers, offers, consolidations, reorganizations and capitalizations and any other corporate actions or administrative or supervisory matters affecting the Securities.

“Loan” means any securities lending transaction entered into by Citibank on our behalf.

“Securities” means those securities which are held with the Custodian in its capacity as custodian, or by a sub-custodian appointed by the Custodian in its capacity as custodian, in all cases pursuant to the Custody Agreement; the Services set out herein will be performed by the Custodian only in respect of those Securities held in such accounts which have been marked by the Custodian as “available” and which have been notified as such to Citibank.

We hereby direct the Custodian to provide the following services to Citibank and notify the Custodian of Citibank’s rights:

1.	The Custodian shall notify Citibank, acting through any duly authorized individual as notified to the Custodian in writing from to time by Citibank (an “Authorized Person”), of a list of Securities available for Loan.

2.	Upon receipt of an instruction from an Authorized Person, the Custodian shall deliver out Securities and record those Securities within the Custodian’s custody accounting system as being on Loan. We grant Citibank a continuing general lien on the Securities and investment collateral held by the Custodian in connection with transactions.

3.	Upon receipt of an instruction from an Authorized Person or SWIFT instructions from Citibank, the Custodian shall process the receipt of Securities returned from Loan by a Borrower.

4.	In relation to Corporate Actions, the Custodian shall:

4.1	notify Citibank of any Corporate Action which the Custodian has actually received, affecting Securities transferred under a Loan;

4.2	act upon instructions received from an Authorized Person in connection with Corporate Actions affecting Securities transferred under a Loan; and

4.3	receive benefits or distributions on our behalf arising out of Corporate Actions affecting Securities transferred under a Loan.

5.	In the event that a “buy-in” is exercised against us, the Custodian will give written notice to Citibank before [time] on the trade date for such “buy-in”.

All communications to Citibank shall be directed to:

Citibank, N.A.

[insert relevant address and details]

for the attention of: Securities Lending

or to such other address, or for the attention of such other person as Citibank shall from time to time notify to the Custodian.

Yours faithfully

[NAME OF CLIENT]

Exhibit B

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

ADDITIONAL CUSTODY TERMS

WHEREAS, the pursuant to the terms of the Agreement between Agent and Lender of which this Exhibit B is a part, Agent facilitates settlement and delivery of certain Assets (as hereinafter defined) on behalf of the Lender and in connection with Loans; and

WHEREAS, in the course of performing its responsibilities under the Agreement, Agent may receive custody of Assets in connection with the transfer of Assets between Borrower(s), the Lender and third party custodians acting in accordance with tri-party repurchase agreements (“Temporary Custody”), and

WHEREAS, the Lender and Agent desire to record their respective duties and obligations in connection with Temporary Custody:

NOW THERE FOR THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.	APPOINTMENT OF BANK AS CUSTODIAN OF THE ASSETS

(A)	The Lender hereby authorizes and instructs the Agent:

(i) subject to this Exhibit, to hold on behalf of the Lender the Loaned Securities and/or securities, bonds, notes, other financial assets or cash which form part of the Collateral (collectively, the “Assets”) from time to time; and

(ii) to establish on its books a securities account (the “Securities Account”) and a collateral account (the “Collateral Account”) in connection with the foregoing.

2.	PERFORMANCE BY THE BANK ACTING AS CUSTODIAN OF THE ASSETS

(A)	The Agent shall have sole discretion to accept or reject, for deposit, any Assets.

(B)	The Lender authorizes the Agent to do all such things as may be necessary to effect the purposes of this Agreement without any instructions from the Lender, including without limitation signing any documentation required under the laws of the relevant jurisdiction, collecting income, payments and distributions in respect of the Assets, and making cash disbursements for any expenses incurred in respect of the Assets or otherwise pursuant to this Agreement.

(C)	In providing the safekeeping services contemplated hereunder, the Agent shall comply with applicable rules to it as custodian and shall treat the Lender as an intermediate customer for the purposes of those rules.

(D)	The Agent may from time to time appoint Subcustodians and administrative support providers and to use or participate in market infrastructures and clearance systems to perform any of the duties of the Agent under this Exhibit B.

(E)	Administrative support providers are those persons utilized by the Agent to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

(F)	Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates of the Agent.

(G)	Securities deposited with clearance systems hereunder will be subject to the laws, rules, statements of principle and practices of such clearance systems. Clearance Systems are not delegates of the Agent.

(H)	The Agent shall act in good faith and use reasonable care in the selection and continued appointment of Subcustodians and administrative support providers, but shall otherwise have no responsibility for performance by such persons of any of the duties delegated hereunder.

(I)	The Agent may deposit or procure the deposit of Assets with any clearance system as required by law, regulation or best market practice. The Agent has no responsibility for selection or appointment of, or for performance by, any clearance system or market infrastructure.

(J)	Notwithstanding the foregoing and subject to paragraph 3(B) below, the Agent shall be responsible for the negligence, willful misconduct or fraud of any branch or subsidiary of the Agent that is a Subcustodian or administrative support provider.

(K)	The Agent does not provide shareholder voting services for the Lender. Upon request of the Lender, the Agent will arrange for a separate agreement in relation to shareholder voting services between the Lender and a third party service provider. Such service provider is not a delegate of the Agent.

(L)	The Agent shall be under no duty to take or omit to take any action with respect to the safekeeping of, or any other matter relating to the Assets held by it, except in accordance with this Agreement (including, for the avoidance of doubt, any reporting, accounting or auditing obligations).

3.	SCOPE OF RESPONSIBILITY

(A)	The Agent shall exercise the due care of a professional custodian for hire.

(B)	The Agent will not be responsible for any loss or damage suffered by the Lender unless the loss or damage results from the Agent’s negligence, willful misconduct or fraud or the negligence, willful misconduct or fraud of its nominees or any branch or subsidiary; in the event of such negligence or willful misconduct the liability of the Agent in connection with the loss or damage will not exceed (i) the lesser of replacement of any Assets or the market value of the Assets to which such loss or damage relates at the time the Lender reasonably should have been aware of such negligence or willful misconduct and (ii) replacement of Cash, plus (iii) compensatory interest up to that time at the rate applicable to the base currency of the Collateral Account. Under no circumstances will the Agent be liable to the Lender for consequential loss or damage, even if advised of the possibility of such loss or damage.

(C)	The Agent is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any instruction given in accordance with this Agreement. The Agent shall have no implied duties or obligations.

(D)	The Lender understands and agrees that (i) the obligations and duties of the Agent under these Additional Custody Terms are those of the Agent and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Agent) and (ii) the rights of the Lender with respect to the Agent extend only to such Agent and, except as provided by law, do not extend to any other member of the Citigroup Organization. Citigroup Organization means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner. For purposes of this Agreement, each branch of Citibank, N.A. will be a separate member of the Citigroup Organization.

(E)	Except as provided in paragraph 3(B) above, the Agent is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any broker, counterparty or issuer of Securities.

(F)	The Lender understands and agrees that the Agent’s performance under this Exhibit B is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, clearance system or market where or through which Instructions are to be carried out and to which the Agent is subject and as exist in the country in which any Assets are held.

(G)	The Agent shall exercise reasonable care in receiving Assets but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Agent if the Agent becomes aware of any defect in title or forgery of any Security, the Agent shall promptly notify the Lender.

(H)	The Agent is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under Agent of this Exhibit B not prepared by the Agent including the accuracy or completeness of any translation provided by the Agent in regard to such forwarded communication.

4	LIEN/SET-OFF

As security for any advances made on the Lender’s behalf by Agent, including but not limited to advances associated with Collateral held by Lender for rebates and reasonable fees and costs associated therewith liability of the Lender to the Agent, the Lender hereby grants to the Agent a right of set-off against any assets in any custody account that the Lender may have with the Agent; provided, however, that the foregoing right of set-off shall not apply to any assets held by Agent or any Affiliate of Agent in connection with any transactions that are not appurtenant to the securities lending transactions hereunder.

5.	CITIGROUP ORGANIZATION INVOLVEMENT

The Lender agrees and understands that any member of the Citigroup Organization can be engaged as principal or otherwise in any transaction effected by the Lender or by any person for its account and benefit, or by or on behalf of any counterparty or issuer. When instructed to effect any transactions (particularly foreign exchange transactions), the Agent is entitled to effect any transaction by or with itself or any member of the Citigroup Organization and to pay or keep any fee, commissions or compensation as specified in any Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

6.	NON-DISCRETIONARY DUTIES

Absent a contrary Instruction, the Agent shall, carry out the following without further Instructions, notify the Lender of notices, circulars, reports and announcements which the Agent has received, in the course of acting in the capacity of custodian, concerning Assets held on the Lender’s behalf that require discretionary action.

7.	ADDITIONAL Financial Conduct Authority (“FCA”) REGULATORY REQUIREMENTS

(A)	If the Agent registers or records legal title to any of the Assets and such Assets are subject to the law or market practice of a jurisdiction outside the United Kingdom, the Agent must ensure that such title is registered or recorded in the name of either a “custodian” as defined in the FCA rules or the Agent itself; provided that the Agent may only make such a registration or recording if, due to the nature of the applicable law or market practice of the relevant overseas jurisdiction the Agent has taken reasonable steps to determine that, it is in the Lender’s best interests to do so or it is not feasible to do otherwise.

(1) As a consequence of registering or recording legal title in the Agent’s own name as contemplated hereby, the Assets may not be segregated from the securities of the Agent and, in the event of a failure by the Agent, the Assets may not be as well protected from the claims made on behalf of the Agent’s general creditors as if legal title had been otherwise registered or recorded.

(2) The Agent may also register or record legal title to the Assets in the name of any other person in accordance with a specific written Instruction from the Lender. The Lender acknowledges that the consequences of the Agent making such a registration or recording are at the Lender’s own risk.

(3) Where the Agent registers or records legal title to the Assets and such Assets are subject to the law or market practice of the UK, the Assets shall be registered in the name of a nominee company controlled by the Agent.

(B)	The Lender is hereby advised that, where the Agent arranges for any part of the Assets to be held overseas, there may be different settlement, legal and regulatory requirements in overseas jurisdictions from those applying in the UK, together with different practices for the separate identification of the Assets.

(C)	Wherever possible, the Securities Account and the Collateral Account shall be designated so as to make it clear that the Assets belong to the Lender and shall be segregated from the Agent’s securities or securities belonging to an affiliated company of the Agent that is not being treated as an arm’s length customer in accordance with the FCA rules.

(D)	Statements delivered by the Agent to the Lender shall contain the information and be dispatched with the frequency set out in the FCA rules and any other information relating to the Assets will be dispatched by the Agent [at intervals agreed with the Lender].

(E)	Where applicable, the Agent shall notify the Lender of notices, circulars, reports and announcements which the Agent has received, in the course of acting in the capacity of custodian, concerning the Assets held on the Lender’s behalf that require discretionary action, including the exercise of voting rights, conversion and subscription rights, takeovers, other offer or capital re-organizations.

CITIBANK, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Barry Winter	By:	/s/ Robert Zion
	Name: Barry Winter		Name: Robert Zion
	Title: Managing Director		Title: President

Dated as of: June 24, 2014